BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                   Exhibit 11

   COMPUTATION OF EARNINGS PER SHARE


                                   For the Three     For the Nine
                                   Months Ended      Months Ended
                                   September 30      September 30
                                   1994    1993      1994    1993

                               (In thousands except per share data)

    Net earnings per common
     and common equivalent
     share:

      Weighted average number
       of shares of Common
       Stock, Class A Common
       Stock and Class B
       Common Stock
       outstanding               26,556   27,183   26,800   27,248

      Additional shares
       assuming exercise of
       dilutive stock options
       - based on treasury
       stock method using
       average market price         109      109      110      111
                                _______  _______  _______  _______

    AVERAGE NUMBER OF COMMON
      AND COMMON EQUIVALENT
      SHARES                     26,665   27,292   26,910   27,359
                                =======  =======  =======  =======
    Net earnings                $29,352  $22,547  $66,428  $55,711
                                =======  =======  =======  =======

    Net earnings per common
     and common equivalent
     share                       $1.11    $0.83    $2.47     $2.04
                                =======  =======  =======  =======

    Net earnings per common
     share assuming full
     dilution:

      Weighted average shares
       outstanding               26,566   27,183   26,800   27,248

      Additional shares
       assuming exercise of
       dilutive stock options-
       based on the treasury
       stock method using the
       month-end price if
       higher than the average
       market price                 109      115      110      115
                                 ______  _______  _______  _______


    FULLY-DILUTED AVERAGE
      NUMBER OF COMMON AND
      COMMON EQUIVALENT SHARES   26,665   27,298   26,910   27,363
                                =======  =======  =======  =======

    Net earnings                $29,352  $22,547  $66,428  $55,711
                                =======  =======  =======  =======

    Net earnings per common
     and common equivalent
     share                       $1.11    $0.83    $2.47     $2.04
                                =======  =======  =======  =======